Supplemental Financial Report
Third Quarter 2017

November 9, 2017

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement.

Factors that might cause such a difference include, without limitation, our failure to achieve anticipated synergies in and benefits of the completed merger among NorthStar Asset Management Group Inc., Colony Capital, Inc. and NorthStar Realty Finance Corp., the impact of changes to organizational structure and employee composition, Colony NorthStar’s liquidity, including its ability to complete identified monetization transactions and other potential sales of non-core investments, whether Colony NorthStar will be able to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes, the timing of and ability to deploy available capital, the timing of and ability to complete repurchases of Colony NorthStar’s stock, Colony NorthStar’s ability to maintain inclusion and relative performance on the RMZ, Colony NorthStar’s leverage, including the timing and amount of borrowings under its credit facility, increased interest rates and operating costs, adverse economic or real estate developments in Colony NorthStar’s markets, Colony NorthStar’s failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, the impact of economic conditions on the borrowers of Colony NorthStar’s commercial real estate debt investments and the commercial mortgage loans underlying its commercial mortgage backed securities, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”).

Statements regarding the following subjects, among others, may constitute forward-looking: the market, economic and environmental conditions in the Company’s real estate investment sectors; the Company’s business and investment strategy; the Company’s ability to dispose of its real estate investments; the performance of the real estate in which the Company owns an interest; market trends in the Company’s industry, interest rates, real estate values, the debt securities markets or the general economy; actions, initiatives and policies of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. and global economy generally or in specific geographic regions; the Company’s ability to obtain and maintain financing arrangements, including securitizations; the amount and value of commercial mortgage loans requiring refinancing in future periods; the availability of attractive investment opportunities; the general volatility of the securities markets in which the Company participates; changes in the value of the Company’s assets; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; the Company’s ability to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended; and the availability of qualified personnel.

All forward-looking statements reflect Colony NorthStar’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in Colony NorthStar’s reports filed from time to time with the SEC. Colony NorthStar cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. Colony NorthStar is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and Colony NorthStar does not intend to do so.

This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. Colony NorthStar has not independently verified such statistics or data.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Colony NorthStar. This information is not intended to be indicative of future results. Actual performance of Colony NorthStar may vary materially.

The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

Colony NorthStar, Inc. | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including; funds from operations, or FFO; core funds from operations, or Core FFO; net operating income (“NOI”); earnings before interest, tax, depreciation and amortization (“EBITDA”); and pro rata financial information.

The Company calculates funds from operations ("FFO") in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization, and after similar adjustments for unconsolidated partnerships and joint ventures. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, investments in unconsolidated joint ventures as well as investments in debt and other equity securities, as applicable.
The Company computes core funds from operations ("Core FFO") by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO; (ii) gains and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment; (iii) equity-based compensation expense; (iv) effects of straight-line rent revenue and straight-line rent expense on ground leases; (v) amortization of acquired above- and below-market lease values; (vi) amortization of deferred financing costs and debt premiums and discounts; (vii) unrealized fair value gains or losses and foreign currency remeasurements; (viii) acquisition-related expenses, merger and integration costs; (ix) amortization and impairment of finite-lived intangibles related to investment management contracts and customer relationships; (x) gain on remeasurement of consolidated investment entities and the effect of amortization thereof; (xi) non-real estate depreciation and amortization; (xii) change in fair value of contingent consideration; and (xiii) tax effect on certain of the foregoing adjustments.
FFO and Core FFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO and Core FFO should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company’s calculations of FFO and Core FFO may differ from methodologies utilized by other REITs for similar performance measurements, and, accordingly, may not be comparable to those of other REITs.
The Company uses FFO and Core FFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that resulted from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. FFO and Core FFO should be considered only as supplements to net income as a measure of the Company’s performance.
The Company believes that NOI and EBITDA are useful measures of operating performance of its respective real estate portfolios as they are more closely linked to the direct results of operations at the property level. NOI also reflects actual rents received during the period after adjusting for the effects of straight-line rents and amortization of above- and below- market leases; therefore, a comparison of NOI across periods better reflects the trend in occupancy rates and rental rates of the Company’s properties.
NOI and EBITDA exclude historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjust for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. This allows for comparability of operating performance of the Company’s properties period over period and also against the results of other equity REITs in the same sectors. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI and EBITDA provide a measure of operating performance independent of the Company’s capital structure and indebtedness.
However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI and EBITDA. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness.
NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, the Company’s methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with other companies.
The Company presents pro rata financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests’ share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro rata financial information as an analytical tool has limitations. Other equity REITs may not calculate their pro rata information in the same methodology, and accordingly, the Company’s pro rata information may not be comparable to such other REITs' pro rata information. As such, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

Colony NorthStar, Inc. | Supplemental Financial Report

Note Regarding CLNS Reportable Segments / Consolidated and OP Share of Consolidated Amounts

Colony NorthStar holds investment interests in five reportable segments: Healthcare Real Estate; Industrial Real Estate; Hospitality Real Estate; Other Equity and Debt; and Investment Management.

Healthcare Real Estate
As of September 30, 2017, the consolidated healthcare portfolio consisted of 417 properties: 109 medical office properties, 191 senior housing properties, 103 skilled nursing facilities and 14 hospitals. The Company’s equity interest in the consolidated Healthcare Real Estate segment was approximately 71% as of September 30, 2017. The healthcare portfolio earns rental and escalation income from leasing space to various healthcare tenants and operators. The leases are for fixed terms of varying length and generally provide for rent and expense reimbursements to be paid in monthly installments. The healthcare portfolio also generates operating income from healthcare properties operated through management agreements with independent third-party operators, predominantly through structures permitted by the REIT Investment Diversification and Empowerment Act of 2007, or RIDEA.

Industrial Real Estate
As of September 30, 2017, the consolidated industrial portfolio consisted of 388 primarily light industrial buildings totaling 44.1 million rentable square feet across 17 major U.S. markets and was 95% leased. The Company’s equity interest in the consolidated Industrial Real Estate segment was approximately 41% as of September 30, 2017. On September 30, 2017, the Company invested $50 million alongside $48 million of new third-party capital. Total third-party capital commitments were in excess of $1 billion compared to cumulative balance sheet contributions of $750 million as of September 30, 2017. The Company continues to own a 100% interest in the related operating platform. The Industrial Real Estate segment is comprised of and primarily invests in light industrial properties in infill locations in major U.S. metropolitan markets targeting multi-tenant buildings of up to 500,000 square feet and single tenant buildings of up to 250,000 square feet with an office buildout of less than 20%.

Hospitality Real Estate
As of September 30, 2017, the consolidated hospitality portfolio consisted of 167 properties: 97 select service properties, 66 extended stay properties and 4 full service properties. The Company’s equity interest in the consolidated Hospitality Real Estate segment was approximately 94% as of September 30, 2017. The hospitality portfolio is geographically diverse, consisting primarily of extended stay hotels and premium branded select service hotels located mostly in major metropolitan markets, of which a majority are affiliated with top hotel brands. The select service hospitality portfolio the Company acquired through consensual transfer during the third quarter 2017 is not included in the Hospitality Real Estate segment.

Other Equity and Debt
In addition to the aforementioned real estate equity segments, the Company also holds investments in other real estate equity and debt. These other investments include direct interests and interests held through unconsolidated joint ventures in net lease real estate assets; other real estate equity & debt investments; limited partnership interests in third-party sponsored real estate private equity funds; and multiple classes of commercial real estate (“CRE”) securities.

Investment Management
The Company’s Investment Management segment includes the business and operations of managing capital on behalf of third-party investors through closed and open-end private funds, non-traded and traded real estate investment trusts and registered investment companies.

Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary Colony Capital Operating Company or the “CLNS OP”) and noncontrolling interests. Figures labeled as CLNS OP share represent the Company’s pro rata share.

Colony NorthStar, Inc. | Supplemental Financial Report

Table of Contents

			Page
I.	Overview
	a.	Summary Metrics	6
	b.	Summary of Segments	7-8
II.	Financial Results
	a.	Consolidated Balance Sheet	9
	b.	Noncontrolling Interests’ Share Balance Sheet	10
	c.	Consolidated Segment Operating Results	11
	d.	Noncontrolling Interests’ Share Segment Operating Results	12
	e.	Segment Reconciliation of Net Income to FFO & Core FFO	13
III.	Capitalization
	a.	Overview	14
	b.	Investment-Level Debt Overview	15
	c.	Revolving Credit Facility Overview	16
	d.	Corporate Securities Overview	17
	e.	Debt Maturity and Amortization Schedules	18
IV.	Healthcare Real Estate
	a.	Summary Metrics and Operating Results	19
	b.	Portfolio Overview	20-21
V.	Industrial Real Estate
	a.	Summary Metrics and Operating Results	22
	b.	Portfolio Overview	23

			Page
VI.	Hospitality Real Estate
	a.	Summary Metrics and Operating Results	24
	b.	Portfolio Overview	25
VII.	Other Equity and Debt
	a.	Net Lease and Other Real Estate Equity	26
	b.	Real Estate Debt	27-29
	c.	Special Situations	30
	d.	Real Estate PE Fund Interests	31
	e.	CRE Securities	32
VIII.	Investment Management
	a.	Summary Metrics	33
	b.	Assets Under Management	34
	c.	Retail Companies	35
IX.	Appendices
	a.	Definitions	37
	b.	Reconciliation of Net Income (Loss) to NOI/EBITDA	38-39

Colony NorthStar, Inc. | Supplemental Financial Report	5

Ia. Overview - Summary Metrics

($ and shares in thousands, except per share data and as noted; as of or for the three months ended September 30, 2017, unless otherwise noted) (Unaudited)
Financial Data
Net income (loss) attributable to common stockholders	$1,650
Net income (loss) attributable to common stockholders per basic share	—
FFO	48,682
FFO per basic share	0.08
Core FFO	193,351
Core FFO per basic share	0.33
Q4 2017 dividend per share	0.27
Annualized Q4 2017 dividend per share	1.08

Balance Sheet, Capitalization and Trading Statistics
Total consolidated assets	$25,990,764
CLNS OP share of consolidated assets	19,226,637
Total consolidated debt(1)	11,055,599
CLNS OP share of consolidated debt(1)	8,272,204
Shares and OP units outstanding as of November 3, 2017	578,554
Share price as of November 3, 2017	12.38
Market value of common equity & OP units	7,162,499
Liquidation preference of perpetual preferred equity (excluding $322 million redeemed in the fourth quarter 2017)	1,636,605
Insider ownership of shares and OP units	7.1%
AUM	$ 57.1 billion

Notes:
In evaluating the information presented throughout this presentation see the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures.

(1)	Represents principal balance and excludes debt issuance costs, discounts and premiums. Excludes $280 million principal balance of non-recourse CDO securitization debt.

Colony NorthStar, Inc. | Supplemental Financial Report	6

Ib. Overview - Summary of Segments

($ in thousands; as of or for the three months ended September 30, 2017, unless otherwise noted)	Consolidated amount	CLNS OP share of consolidated amount
Healthcare Real Estate(1)
Q3 2017 net operating income(2)	$78,002	$55,304
Annualized net operating income	312,008	221,216
Investment-level non-recourse financing(3)	3,318,595	2,365,221

Industrial Real Estate
Q3 2017 net operating income(2)	44,278	18,358
Annualized net operating income	177,112	73,432
Investment-level non-recourse financing(3)	871,025	361,127

Hospitality Real Estate
Q3 2017 EBITDA(2)	78,942	74,442
Annualized EBITDA(4)	279,936	263,979
Investment-level non-recourse financing(3)	2,604,243	2,433,500

Notes:

(1)
NOI includes $1.3 million consolidated or $0.9 million CLNS OP share of interest earned related to $73 million consolidated or $51 million CLNS OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended September 30, 2017.

(2)	For a reconciliation of net income/(loss) attributable to common stockholders to NOI/EBITDA, please refer to the appendix to this presentation.

(3)	Represents unpaid principal balance.

(4)	Annualized EBITDA is calculated using the pro rata percentage of historical Q3 2016 EBITDA relative to historical full year 2016 EBITDA to account for seasonality.

Colony NorthStar, Inc. | Supplemental Financial Report	7

Ib. Overview - Summary of Segments (cont’d)

($ in thousands except as noted; as of or for the three months ended September 30, 2017, unless otherwise noted)	Consolidated amount	CLNS OP share of consolidated amount
Other Equity and Debt(1)
1) Net lease real estate equity
a) Q3 2017 net operating income(2)	$12,545	$12,527
b) Investment-level non-recourse financing(3)	448,020	447,376
c) Carrying value - unconsolidated / equity method investments	—	—
2) Other real estate equity
a) Undepreciated carrying value of real estate assets(4)	3,052,662	1,429,452
b) Investment-level non-recourse financing(3)	1,908,961	911,029
c) Carrying value - unconsolidated / equity method investments	513,290	479,156
3) Real estate debt
a) Loans receivable(5)	3,380,030	2,351,680
b) Investment-level non-recourse financing(3)	968,522	817,718
c) Carrying value - equity method investments	354,587	146,144
d) Carrying value - real estate assets (REO within debt portfolio) and other(4)	46,425	18,325
4) Special situations (see pg. 30 for details)
a) Carrying value of investments (market value of NRE position)		207,915
5) Real estate PE fund investments
a) Carrying value		287,886
6) CRE securities
a) Net carrying value		176,988
Investment Management
AUM ($ in millions)		41,724
Q3 2017 fee revenue and earnings of investments in unconsolidated ventures		61,608
Net Assets(6)
Cash and cash equivalents, restricted cash and other assets	1,822,616	1,395,382
Accrued and other liabilities and dividends payable(7)	1,383,111	1,183,645
Net assets	439,505	211,737
Notes:

(1)	Includes assets classified as held for sale on the Company’s financial statements.

(2)
Excludes approximately $0.1 million of NOI related to an asset sold during the third quarter 2017. For a reconciliation of net income/(loss) attributable to common stockholders to NOI/EBITDA, please refer to the appendix to this presentation.

(3)	Represents unpaid principal balance.

(4)	Includes all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation.

(5)
Excludes $3 million consolidated and CLNS OP share carrying value of real estate debt investments held in a CDO securitization and $73 million consolidated or $51 million CLNS OP share carrying value of healthcare real estate development loans.

(6)
Other assets exclude $11 million consolidated or $10 million CLNS OP share of deferred financing costs and accrued and other liabilities exclude $178 million consolidated and CLNS OP share of deferred tax liabilities and other liabilities which are not due in cash.

(7)	Includes $322 million of preferred stock redemption payable that was redeemed in the fourth quarter 2017.

Colony NorthStar, Inc. | Supplemental Financial Report	8

IIa. Financial Results - Consolidated Balance Sheet

($ in thousands, except per share data) (Unaudited)	As of September 30, 2017
Assets
Cash and cash equivalents	$877,928
Restricted cash	394,052
Real estate assets, net	14,354,541
Loans receivable, net	3,455,902
Investments in unconsolidated ventures	1,572,592
Securities available for sale, at fair value	408,663
Goodwill	1,828,816
Deferred leasing costs and intangible assets, net	932,498
Assets held for sale	1,603,933
Other assets	470,600
Due from affiliates	91,239
Total assets	$25,990,764
Liabilities
Debt, net	$10,791,975
Accrued and other liabilities	1,019,816
Intangible liabilities, net	206,484
Liabilities related to assets held for sale	328,809
Due to affiliates	32,384
Dividends and distributions payable	187,145
Preferred stock redemptions payable	322,118
Total liabilities	12,888,731
Commitments and contingencies
Redeemable noncontrolling interests	108,990
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,636,605 liquidation preference; 250,000 shares authorized; 65,464 shares issued and outstanding	1,606,996
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 547,844 shares issued and outstanding	5,479
Class B, 1,000 shares authorized; 742 shares issued and outstanding	7
Additional paid-in capital	7,947,994
Distributions in excess of earnings	(650,135)
Accumulated other comprehensive income (loss)	25,831
Total stockholders’ equity	8,936,172
Noncontrolling interests in investment entities	3,627,353
Noncontrolling interests in Operating Company	429,518
Total equity	12,993,043
Total liabilities, redeemable noncontrolling interests and equity	$25,990,764

Colony NorthStar, Inc. | Supplemental Financial Report	9

IIb. Financial Results - Noncontrolling Interests’ Share Balance Sheet

($ in thousands, except per share data) (Unaudited)	As of September 30, 2017
Assets
Cash and cash equivalents	$168,669
Restricted cash	83,633
Real estate assets, net	4,401,232
Loans receivable, net	1,050,212
Investments in unconsolidated ventures	288,284
Securities available for sale, at fair value	21,433
Goodwill	—
Deferred leasing costs and intangible assets, net	175,899
Assets held for sale	398,205
Other assets	98,185
Due from affiliates	78,375
Total assets	$6,764,127
Liabilities
Debt, net	$2,733,309
Accrued and other liabilities	199,466
Intangible liabilities, net	65,430
Liabilities related to assets held for sale	29,579
Due to affiliates	—
Dividends and distributions payable	—
Preferred stock redemptions payable	—
Total liabilities	3,027,784
Commitments and contingencies	—
Redeemable noncontrolling interests	108,990
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,636,605 liquidation preference; 250,000 shares authorized; 65,464 shares issued and outstanding	—
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 547,844 shares issued and outstanding	—
Class B, 1,000 shares authorized; 742 shares issued and outstanding	—
Additional paid-in capital	—
Distributions in excess of earnings	—
Accumulated other comprehensive income (loss)	—
Total stockholders’ equity	—
Noncontrolling interests in investment entities	3,627,353
Noncontrolling interests in Operating Company	—
Total equity	3,627,353
Total liabilities, redeemable noncontrolling interests and equity	$6,764,127

Colony NorthStar, Inc. | Supplemental Financial Report	10

IIc. Financial Results - Consolidated Segment Operating Results

	Three Months Ended September 30, 2017
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues
Property operating income	$156,107	$62,711	$221,965	$172,882	$—	$—	$613,665
Interest income	1,293	165	—	104,341	2	678	106,479
Fee income	—	—	—	44	59,649	—	59,693
Other income	332	534	22	2,685	5,267	1,176	10,016
Total revenues	157,732	63,410	221,987	279,952	64,918	1,854	789,853
Expenses
Property operating expense	73,217	16,620	143,042	99,127	—	—	332,006
Interest expense	48,586	8,803	35,351	46,333	—	12,981	152,054
Investment, servicing and commission expense	4,631	7	1,784	9,125	2,217	657	18,421
Transaction costs	—	—	—	2,460	—	2,176	4,636
Depreciation and amortization	44,646	29,010	34,549	38,579	14,457	1,453	162,694
Provision for loan loss	1,588	—	—	3,528	—	—	5,116
Impairment loss	8,250	44	—	6,718	9,061	—	24,073
Compensation expense	1,380	2,017	1,311	3,250	19,825	57,239	85,022
Administrative expenses	131	1,152	370	2,377	2,579	19,893	26,502
Total expenses	182,429	57,653	216,407	211,497	48,139	94,399	810,524
Other income (loss)
Gain on sale of real estate assets	—	—	—	72,541	—	—	72,541
Other gain (loss), net	1,971	—	(149)	(8,008)	50	(2,686)	(8,822)
Earnings of investments in unconsolidated ventures	—	34	—	13,071	4,342	—	17,447
Income (loss) before income taxes	(22,726)	5,791	5,431	146,059	21,171	(95,231)	60,495
Income tax benefit (expense)	408	(16)	(1,262)	(982)	9,552	2,913	10,613
Net income (loss) from continuing operations	(22,318)	5,775	4,169	145,077	30,723	(92,318)	71,108
Income (loss) from discontinued operations	—	—	—	1,481	—	—	1,481
Net income (loss)	(22,318)	5,775	4,169	146,558	30,723	(92,318)	72,589
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	—	—	—	1,077	601	—	1,678
Investment entities	(4,087)	4,043	655	36,295	—	—	36,906
Operating Company	(1,012)	96	195	6,063	1,672	(6,917)	97
Net income (loss) attributable to Colony NorthStar, Inc.	(17,219)	1,636	3,319	103,123	28,450	(85,401)	33,908
Preferred stock redemption	—	—	—	—	—	(918)	(918)
Preferred stock dividends	—	—	—	—	—	33,176	33,176
Net income (loss) attributable to common stockholders	$(17,219)	$1,636	$3,319	$103,123	$28,450	$(117,659)	$1,650

Colony NorthStar, Inc. | Supplemental Financial Report	11

IId. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended September 30, 2017
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality		Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues				—
Property operating income	$36,926	$37,320	$13,975		$73,049	$—	$—	$161,270
Interest income	338	97	—		32,502	—	—	32,937
Fee income	—	—	—		1	2,403	—	2,404
Other income	87	(348)	2		1,491	113	—	1,345
Total revenues	37,351	37,069	13,977		107,043	2,516	—	197,956
Expenses
Property operating expense	16,811	10,072	8,846		45,101	—	—	80,830
Interest expense	11,780	5,195	2,173		13,664	—	—	32,812
Investment, servicing and commission expense	387	3	102		3,575	138	—	4,205
Transaction costs	—	—	—		1,103	—	—	1,103
Depreciation and amortization	10,612	17,097	2,165		13,732	379	—	43,985
Provision for loan loss	415	—	—		2,039	—	—	2,454
Impairment loss	2,064	26	—		2,380	231	—	4,701
Compensation expense	—	200	—		528	870	—	1,598
Administrative expenses	16	424	23		1,128	232	—	1,823
Total expenses	42,085	33,017	13,309		83,250	1,850	—	173,511
Other income (loss)
Gain on sale of real estate assets	—	—	—		3,112	—	—	3,112
Other gain (loss), net	514	—	(13)		3,215	—	—	3,716
Earnings of investments in unconsolidated ventures	—	—	—		6,853	37	—	6,890
Income (loss) before income taxes	(4,220)	4,052	655		36,973	703	—	38,163
Income tax benefit (expense)	133	(9)	—		(249)	(102)	—	(227)
Net income (loss) from continuing operations	(4,087)	4,043	655		36,724	601	—	37,936
Income (loss) from discontinued operations	—	—	—		648	—	—	648
Net income (loss) attributable to noncontrolling interests	$(4,087)	$4,043	$655		$37,372	$601	$—	$38,584

Colony NorthStar, Inc. | Supplemental Financial Report	12

IIe. Financial Results - Segment Reconciliation of Net Income to FFO & Core FFO

	Three Months Ended September 30, 2017
	OP pro rata share by segment
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total OP pro rata share	Amounts attributable to noncontrolling interests	CLNS consolidated as reported
Net income (loss) attributable to common stockholders	$(17,219)	$1,636	$3,319	$103,123	$28,450	$(117,659)	$1,650	$—	$1,650
Net income (loss) attributable to noncontrolling common interests in Operating Company	(1,012)	96	195	6,063	1,672	(6,917)	97	—	97
Net income (loss) attributable to common interests in Operating Company and common stockholders	(18,231)	1,732	3,514	109,186	30,122	(124,576)	1,747	—	1,747

Adjustments for FFO:
Real estate depreciation and amortization	31,785	11,876	30,419	27,693	268	—	102,041	43,985	146,026
Impairment write-downs associated with depreciable real estate	5,792	18	—	4,338	4,598	—	14,746	4,864	19,610
(Gain) loss from sales of depreciable real estate	—	—	—	(69,972)	120	—	(69,852)	(2,689)	(72,541)
Less: Net income (loss) attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	(46,160)	(46,160)
FFO	$19,346	$13,626	$33,933	$71,245	$35,108	$(124,576)	$48,682	$—	$48,682

Additional adjustments for Core FFO:
Gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO(1)	—	—	—	55,369	—	—	55,369	(4,485)	50,884
Gains and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment	—	—	—	—	7,593	—	7,593	1,468	9,061
Equity-based compensation expense(2)	3,306	417	270	549	2,453	34,335	41,330	—	41,330
Straight-line rent revenue and straight-line rent expense on ground leases	(3,499)	(701)	(4)	(2,117)	(41)	1,109	(5,253)	(3,273)	(8,526)
Change in fair value of contingent consideration	—	—	—	—	—	(6,090)	(6,090)	—	(6,090)
Amortization of acquired above- and below-market lease values	(1,384)	(133)	—	809	—	—	(708)	(613)	(1,321)
Amortization of deferred financing costs and debt premiums and discounts	5,279	180	5,848	3,164	56	1,567	16,094	4,579	20,673
Unrealized fair value gains or losses and foreign currency remeasurements	(1,428)	—	74	1,244	176	8,519	8,585	160	8,745
Acquisition and merger-related transaction costs	—	—	—	1,451	2,397	2,176	6,024	1,097	7,121
Merger integration costs(3)	—	—	—	—	—	7,729	7,729	—	7,729
Preferred share redemption gain	—	—	—	—	—	(918)	(918)	—	(918)
Amortization and impairment of investment management intangibles	—	—	—	—	14,310	—	14,310	367	14,677
Non-real estate depreciation and amortization	1,125	37	1,965	261	210	1,453	5,051	476	5,527
Gain on remeasurement of consolidated investment entities and the effect of amortization thereof	—	—	—	1,493	—	—	1,493	3,207	4,700
Tax (benefit) expense, net(4)	—	—	—	—	(5,940)	—	(5,940)	63	(5,877)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	(3,046)	(3,046)
Core FFO	$22,745	$13,426	$42,086	$133,468	$56,322	$(74,696)	$193,351	$—	$193,351
Notes:

(1)
Net of $21.8 million of depreciation, amortization and impairment charges previously adjusted to calculate FFO and Core Earnings, a non-GAAP measure used by Colony prior to its internalization of the manager.

(2)	Includes $30.3 million of replacement award amortization.

(3)
Merger integration costs represent costs and charges incurred during the integration of Colony, NSAM and NRF. These integration costs are not reflective of the Company’s core operating performance and the Company does not expect to incur these costs subsequent to the completion of the merger integration. The majority of integration costs consist of severance, employee costs of those separated or scheduled for separation, system integration and lease terminations.

(4)	Adjustment represents the impact of taxes on amortization and impairment of investment management intangibles assumed in business combinations.

Colony NorthStar, Inc. | Supplemental Financial Report	13

IIIa. Capitalization - Overview

($ in thousands; except per share data; as of September 30, 2017, unless otherwise noted)		Consolidated amount	CLNS OP share of consolidated amount

Debt (UPB)
$1,000,000 Revolving credit facility		$—	$—
Convertible/exchangeable senior notes		616,405	616,405
Corporate aircraft promissory note		39,711	39,711
Trust Preferred Securities ("TruPS")		280,117	280,117
Investment-level debt:
Healthcare		3,318,595	2,365,221
Industrial		871,025	361,127
Hospitality		2,604,243	2,433,500
Other Equity and Debt(1)		3,325,503	2,176,123
Total investment-level debt(2)		10,119,366	7,335,971
Total debt		$11,055,599	$8,272,204

Perpetual preferred equity, redemption value
Total perpetual preferred equity(3)			$1,636,605

Common equity as of November 3, 2017	Price per share	Shares / Units
Class A and B common stock	$12.38	546,268	$6,762,798
OP units	12.38	32,286	399,701
Total market value of common equity			$7,162,499

Total capitalization			$17,071,308

Notes:

(1)	Excludes $280 million principal balance of non-recourse CDO securitization debt.
(2) Includes $203 million consolidated or $202 million CLNS OP share principal balance of debt related to assets held for sale.

(3)	Excludes $322 million redeemed in the fourth quarter 2017.

Colony NorthStar, Inc. | Supplemental Financial Report	14

IIIb. Capitalization - Investment-Level Debt Overview

($ in thousands; as of or for the three months ended September 30, 2017, unless otherwise noted)
Investment-level debt overview
		Consolidated	CLNS OP share of consolidated amount
	Type	Unpaid principal balance	Unpaid principal balance	Wtd. avg. years remaining to maturity	Wtd. avg. interest rate
Healthcare	Non-recourse	$3,318,595	$2,365,221	3.3	4.9%
Industrial	Non-recourse	871,025	361,127	11.3	3.8%
Hospitality	Non-recourse	2,604,243	2,433,500	3.8	4.3%
Other Equity and Debt
Net lease real estate equity	Non-recourse	448,020	447,376	6.8	4.2%
Other real estate equity	Non-recourse	1,908,961	911,029	2.2	4.0%
Real estate debt(1)	Non-recourse	968,522	817,718	7.6	3.9%
Total investment-level debt(2)		$10,119,366	$7,335,971	4.4	4.4%

Notes:

(1)	Excludes $280 million principal balance of non-recourse CDO securitization debt.

(2)	Includes $203 million consolidated or $202 million CLNS OP share principal balance of debt related to assets held for sale.

Colony NorthStar, Inc. | Supplemental Financial Report	15

IIIc. Capitalization - Revolving Credit Facility Overview

($ in thousands, except as noted; as of September 30, 2017)
Revolving credit facility
Maximum principal amount	$1,000,000
Amount outstanding	—
Initial maturity	January 11, 2021
Fully-extended maturity	January 10, 2022
Interest rate	LIBOR + 2.25%

Financial covenants as defined in the Credit Agreement:	Covenant level
Consolidated Tangible Net Worth	Minimum $4,550 million
Consolidated Fixed Charge Coverage Ratio	Minimum 1.50 to 1.00
Consolidated Interest Coverage Ratio	Minimum 3.00 to 1.00
Consolidated Leverage Ratio	Maximum 0.65 to 1.00

Company status: As of September 30, 2017, CLNS is meeting all required covenant threshold levels

Colony NorthStar, Inc. | Supplemental Financial Report	16

IIId. Capitalization - Corporate Securities Overview

($ in thousands, except per share data; as of September 30, 2017, unless otherwise noted)
Convertible/exchangeable debt
Description	Outstanding principal	Final due date	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares	Redemption date
5.0% Convertible senior notes	$200,000	April 15, 2023	5.00% fixed	$15.76	63.4700	12,694	On or after April 22, 2020(1)
3.875% Convertible senior notes	402,500	January 15, 2021	3.875% fixed	16.57	60.3431	24,288	On or after January 22, 2019(1)
5.375% Exchangeable senior notes	13,905	June 15, 2033	5.375% fixed	12.04	83.0837	1,155	On or after June 15, 2020(1)
Total convertible debt	$616,405

TruPS
Description	Outstanding principal	Final due date	Interest rate
Trust I	$41,240	March 30, 2035	3M L + 3.25%
Trust II	25,780	June 30, 2035	3M L + 3.25%
Trust III	41,238	January 30, 2036	3M L + 2.83%
Trust IV	50,100	June 30, 2036	3M L + 2.80%
Trust V	30,100	September 30, 2036	3M L + 2.70%
Trust VI	25,100	December 30, 2036	3M L + 2.90%
Trust VII	31,459	April 30, 2037	3M L + 2.50%
Trust VIII	35,100	July 30, 2037	3M L + 2.70%
Total TruPS	$280,117

Perpetual preferred stock
Description(2)	Liquidation preference	Shares outstanding	Callable period
Series B 8.25% cumulative redeemable perpetual preferred stock	$152,855	6,114	Callable
Series D 8.5% cumulative redeemable perpetual preferred stock	200,000	8,000	On or after April 10, 2018
Series E 8.75% cumulative redeemable perpetual preferred stock	250,000	10,000	On or after May 15, 2019
Series G 7.5% cumulative redeemable perpetual preferred stock	86,250	3,450	On or after June 19, 2019
Series H 7.125% cumulative redeemable perpetual preferred stock	287,500	11,500	On or after April 13, 2020
Series I 7.15% cumulative redeemable perpetual preferred stock	345,000	13,800	On or after June 5, 2022
Series J 7.125% cumulative redeemable perpetual preferred stock	315,000	12,600	On or after September 22, 2022
Total preferred stock	$1,636,605	65,464

Notes:

(1)	Callable at principal amount only if CLNS common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days.

(2)	Excludes $322 million redeemed in the fourth quarter 2017.

Colony NorthStar, Inc. | Supplemental Financial Report	17

IIIe. Capitalization - Debt Maturity and Amortization Schedules

($ in thousands; as of September 30, 2017)
Consolidated debt maturity and amortization schedule
	Payments due by period(1)
	Q4 2017	2018	2019	2020	2021 and after	Total
$1,000,000 Revolving credit facility	$—	$—	$—	$—	$—	$—
Convertible/exchangeable senior notes	—	—	—	—	616,405	616,405
Corporate aircraft promissory note	493	2,029	2,134	2,244	32,811	39,711
TruPS	—	—	—	—	280,117	280,117
Investment-level debt:
Healthcare	6,951	10,125	2,476,947	61,194	763,378	3,318,595
Industrial	196	806	839	10,875	858,309	871,025
Hospitality	214,493	—	512,000	247,750	1,630,000	2,604,243
Other Equity and Debt(2)	195,843	1,144,554	158,714	153,384	1,673,008	3,325,503
Total debt(3)	$417,976	$1,157,514	$3,150,634	$475,447	$5,854,028	$11,055,599

Pro rata debt maturity and amortization schedule
	Payments due by period(1)
	Q4 2017	2018	2019	2020	2021 and after	Total
$1,000,000 Revolving credit facility	$—	$—	$—	$—	$—	$—
Convertible/exchangeable senior notes	—	—	—	—	616,405	616,405
Corporate aircraft promissory note	493	2,029	2,134	2,244	32,811	39,711
TruPS	—	—	—	—	280,117	280,117
Investment-level debt:
Healthcare	5,154	7,702	1,731,109	48,903	572,353	2,365,221
Industrial	81	334	348	4,509	355,855	361,127
Hospitality	209,130	—	512,000	247,750	1,464,620	2,433,500
Other Equity and Debt(2)	150,265	541,157	75,782	75,586	1,333,333	2,176,123
Total debt(3)	$365,123	$551,222	$2,321,373	$378,992	$4,655,494	$8,272,204

Notes:

(1)	Based on initial maturity dates or extended maturity dates to the extent criteria are met and the extension option is at the borrower’s discretion.

(2)	Excludes $280 million principal balance of non-recourse CDO securitization debt.

(3)	Includes $203 million consolidated or $202 million CLNS OP share principal balance of debt related to assets held for sale.

Colony NorthStar, Inc. | Supplemental Financial Report	18

IVa. Healthcare Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended September 30, 2017, unless otherwise noted)		CLNS OP share of consolidated amount(1)
Net operating income	Consolidated amount
Net operating income:
MOB's	$13,843	$9,815
Senior Housing - Operating	18,704	13,261
Triple-Net Lease:
Senior Housing	14,638	10,378
Skilled Nursing Facilities	25,513	18,089
Hospitals	5,304	3,761
Total net operating income(2)	$78,002	$55,304
Annualized net operating income	$312,008	$221,216

Portfolio overview	Total number of buildings	Capacity	% Occupied	TTM Lease Coverage	WA Remaining Lease Term(3)
MOB's	109	3.9 million sq. ft.	83.5%	N/A	4.9
Senior Housing - Operating	109	6,436 units	87.8%	N/A	N/A
Triple-Net Lease:
Senior Housing	82	4,065 units	82.3%	1.4x	11.1
Skilled Nursing Facilities	103	12,420 beds	82.1%	1.2x	7.2
Hospitals	14	872 beds	61.5%	3.0x	11.7
Total / W.A.	417		82.9%	1.5x	9.0

Same store financial/operating results related to the segment
	% Occupied(4)		TTM Lease Coverage(5)		NOI
	Q3 2017	Q2 2017	6/30/2017	3/31/2017	Q3 2017	Q2 2017	% Change
MOB's	83.5%	83.5%	n/a	n/a	$13,643	$14,110	(3.3)%
Senior Housing - Operating	87.8%	86.7%	n/a	n/a	18,704	19,418	(3.7)%
Triple-Net Lease:
Senior Housing	82.3%	83.6%	1.4x	1.5x	14,638	14,408	1.6%
Skilled Nursing Facilities	82.1%	83.4%	1.2x	1.2x	25,562	24,407	4.7%
Hospitals	61.5%	63.4%	3.0x	3.3x	5,304	5,085	4.3%
Total / W.A.	82.9%	83.6%	1.5x	1.6x	$77,851	$77,428	0.5%
Notes:

(1)	CLNS OP Share represents Consolidated NOI multiplied by CLNS OP's interest as of September 30, 2017.

(2)
NOI includes $1.3 million consolidated or $0.9 million CLNS OP share of interest earned related to $73 million consolidated or $51 million CLNS OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended September 30, 2017. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

(3)	Total / Weighted Average Remaining Lease Term includes Triple-Net Lease properties only.

(4)
Occupancy % for Senior Housing - Operating represents average of the presented quarter, MOB’s is as of last day in the quarter and for Triple-Net Lease represents average of the prior quarter. Occupancy represents real estate property operator’s patient occupancy for all types except MOB.

(5)	Represents the ratio of EBITDAR to cash rent on a trailing twelve month basis.

Colony NorthStar, Inc. | Supplemental Financial Report	19

IVb. Healthcare Real Estate - Portfolio Overview

(As of or for the three months ended September 30, 2017, unless otherwise noted)
Triple-Net Lease Coverage(1)		% of Total Portfolio June 30, 2017 TTM NOI
June 30, 2017 TTM Lease Coverage	# of Leases	Senior Housing	Skilled Nursing Facilities & Hospitals	% Total NOI	WA Remaining Lease Term
Less than 0.99x	3	3%	10%	13%	6 yrs
1.00x - 1.09x	4	—%	24%	24%	8 yrs
1.10x - 1.19x	1	2%	—%	2%	13 yrs
1.20x - 1.29x	3	4%	17%	21%	10 yrs
1.30x - 1.39x	1	—%	2%	2%	9 yrs
1.40x - 1.49x	—	—%	—%	—%	—
1.50x and greater	5	17%	21%	38%	10 yrs
Total / W.A.	17	26%	74%	100%	9 yrs

Revenue Mix(2)	June 30, 2017 TTM
	Private Pay	Medicare	Medicaid
MOB's	100%	—	—
Senior Housing - Operating	86%	4%	10%
Triple-Net Lease:
Senior Housing	64%	—	36%
Skilled Nursing Facilities	22%	20%	58%
Hospitals	12%	38%	50%
W.A.	56%	11%	33%

Notes:

(1)
Represents the ratio of EBITDAR to cash rent on a trailing twelve month basis. Represents leases with EBITDAR coverage in each listed range. Excludes interest income associated with triple-net lease senior housing and hospital types. Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

(2)
Revenue mix represents percentage of revenues derived from private, Medicare and Medicaid payor sources. The payor source percentages for the hospital category excludes two operating partners, whom do not track or report payor source data and totals approximately one-third of NOI in the hospital category. Overall percentages are weighted by NOI exposure in each category.

Colony NorthStar, Inc. | Supplemental Financial Report	20

IVb. Healthcare Real Estate - Portfolio Overview (cont’d)

($ in thousands; as of or for the three months ended September 30, 2017, unless otherwise noted)
Top 10 Geographic Locations by NOI
	Number of buildings	NOI
U.K.	43	$9,253
Indiana	55	7,336
Florida	27	6,775
Illinois	38	6,248
Texas	32	5,572
Oregon	31	5,083
Pennsylvania	11	4,805
Ohio	35	4,676
California	15	4,564
Georgia	22	4,562
Total	309	$58,874

Top 10 Operators/Tenants by NOI
	Property Type/Primary Segment	Number of buildings	NOI	% Occupied	TTM Lease Coverage	WA Remaining Lease Term
Senior Lifestyle	Sr. Housing / RIDEA	82	$14,964	87.9%	n/a	n/a
Caring Homes (U.K.)(1)	Sr. Housing / NNN	43	7,973	86.5%	1.6x	14 yrs
Sentosa	SNF / NNN	11	4,805	89.5%	1.2x	12 yrs
Wellington Healthcare	SNF / NNN	11	4,382	88.1%	1.1x	9 yrs
Frontier	Sr. Housing / RIDEA / NNN	20	3,990	84.1%	n/a	n/a
Miller	SNF / NNN	28	3,848	71.4%	1.9x	-
Consulate	SNF / NNN	10	2,839	79.1%	1.1x	10 yrs
Opis	SNF / NNN	11	2,735	90.8%	1.2x	6 yrs
Grace	SNF / NNN	9	2,553	84.0%	1.0x	3 yrs
Avanti Hospital Systems	Hospital	5	2,252	53.1%	3.9x	16 yrs
Total		230	$50,341

Notes:

(1)	Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

Colony NorthStar, Inc. | Supplemental Financial Report	21

Va. Industrial Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended September 30, 2017, unless otherwise noted)		CLNS OP share of consolidated amount(1)
Net operating income	Consolidated amount(1)
Net operating income	$44,278	$18,358
Annualized net operating income	$177,112	$73,432

Portfolio overview
Total number of buildings	388
Rentable square feet (thousands)	44,146
% leased at end of period	95.2%
Average remaining lease term	3.6 years

Same store financial/operating results related to the segment
	Q3 2017	Q2 2017	% Change
Same store number of buildings	343	343	—
% leased at end of period	95.7%	96.1%	(0.4)%
Revenues	$54,947	$54,428	1.0%
NOI	$39,655	$38,750	2.3%

Recent acquisitions
Property / portfolio name	Acquisition date	Number of buildings	Rentable square feet (thousands)	% leased	Purchase price
Q3 2017 acquisitions:
Baltimore / Philadelphia industrial portfolio	7/17/2017	20	2,810	94.0%	$201,000
Houston / Dallas / Jacksonville / Denver / Salt Lake City industrial portfolio	8/14/2017	10	1,530	100.0%	126,050
Kansas City industrial portfolio	8/21/2017	5	596	87.0%	37,150
Total / W.A.		35	4,936	95.0%	$364,200

Q4 2017 acquisitions:
Las Vegas industrial property	11/1/2017	1	103	100.0%	$8,500
Total		1	103	100.0%	$8,500

Notes:

(1)
CLNS OP Share represents Consolidated NOI multiplied by CLNS OP's interest as of September 30, 2017. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

Colony NorthStar, Inc. | Supplemental Financial Report	22

Vb. Industrial Real Estate - Portfolio Overview

($ in thousands; as of or for the three months ended September 30, 2017, unless otherwise noted)
Top 10 Geographic Locations by NOI	Number of buildings	Rentable square feet (thousands)	NOI	% leased at end of period
Atlanta	81	7,970	$8,112	98.5%
Dallas	70	7,327	7,388	97.5%
New Jersey, South / Philadelphia	34	3,763	4,168	95.9%
Orlando	18	3,032	3,528	98.4%
Phoenix	27	3,012	2,771	90.9%
Minneapolis	18	2,814	3,423	95.5%
Maryland-BWI	21	2,806	2,424	93.6%
Chicago	26	2,786	3,107	95.1%
Kansas City	14	2,260	1,552	96.6%
Houston	23	2,092	2,058	88.6%
Total / W.A.	332	37,862	$38,531	95.9%

Top 10 Tenant Base by Industry
Industry	Total leased square feet (thousands)	% of total
Warehousing & Transportation	15,836	37.7%
Manufacturing	6,918	16.5%
Wholesale Trade	3,981	9.5%
Professional, Scientific, and Technical Services	4,000	9.5%
Health & Science	2,998	7.1%
Construction & Contractors	2,619	6.2%
Retail Trade	1,260	3.0%
Entertainment & Recreation	1,114	2.6%
Media & Information	3,199	7.6%
Public Administration & Government	113	0.3%
Total	42,038	100.0%

Colony NorthStar, Inc. | Supplemental Financial Report	23

VIa. Hospitality Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended September 30, 2017, unless otherwise noted)		CLNS OP share of consolidated amount(1)
EBITDA	Consolidated amount
EBITDA:
Select Service	$40,944	$38,610
Extended Stay	35,337	33,323
Full Service	2,661	2,509
Total EBITDA(2)	$78,942	$74,442
Annualized EBITDA(3)	$279,936	$263,979

Portfolio overview by type
	Number of hotels	Number of rooms	Avg. qtr. % occupancy	Avg. daily rate (ADR)	RevPAR	Q3 2017 EBITDA	EBITDA margin
Select service	97	13,193	74.5%	$123	$92	$40,944	33.7%
Extended stay	66	7,936	84.4%	138	117	35,337	40.6%
Full service	4	962	74.2%	153	114	2,661	19.9%
Total / W.A.	167	22,091	78.1%	$130	$102	$78,942	35.6%

Same store financial/operating results related to the segment by brand
	Avg. qtr. % occupancy		Avg. daily rate (ADR)		RevPAR		EBITDA
Brand	Q3 2017	Q3 2016	Q3 2017	Q3 2016	Q3 2017	Q3 2016	Q3 2017	Q3 2016	% Change
Marriott	76.6%	77.1%	$129	$128	$99	$99	$60,790	$63,208	(3.8)%
Hilton	82.6%	82.6%	131	129	108	106	13,206	12,535	5.4%
Other	86.3%	77.2%	139	143	120	111	4,946	4,404	12.3%
Total / W.A.	78.1%	78.0%	$130	$129	$102	$101	$78,942	$80,147	(1.5)%

Notes:

(1)	CLNS OP Share represents Consolidated EBITDA multiplied by CLNS OP's interest as of September 30, 2017.

(2)
Q3 2017 EBITDA excludes FF&E reserve amounts of $9.7 million consolidated or $9.1 million CLNS OP share. For a reconciliation of net income/(loss) attributable to common stockholders to EBITDA please refer to the appendix to this presentation.

(3)	Annualized EBITDA is calculated using the pro rata percentage of historical Q3 2016 EBITDA relative to historical full year 2016 EBITDA to account for seasonality.

Colony NorthStar, Inc. | Supplemental Financial Report	24

VIb. Hospitality Real Estate - Portfolio Overview

($ in thousands; as of September 30, 2017, unless otherwise noted)
Top 10 Geographic Locations by EBITDA	Number of hotels	Number of rooms	Number of rooms-select service	Number of rooms-extended stay	Number of rooms-full service	EBITDA
California	18	2,254	1,243	1,011	—	$13,094
Texas	28	3,230	1,952	1,278	—	7,389
New Jersey	12	1,884	718	942	224	7,314
Washington	5	664	160	504	—	5,159
Florida	12	2,060	1,186	291	583	4,782
Virginia	11	1,473	1,210	263	—	4,415
New York	8	1,010	710	300	—	3,833
Michigan	6	809	601	208	—	3,539
New Hampshire	6	662	339	323	—	3,402
Massachusetts	4	502	157	345	—	3,226
Total / W.A.	110	14,548	8,276	5,465	807	$56,153

Colony NorthStar, Inc. | Supplemental Financial Report	25

VIIa. Other Equity and Debt - Net Lease and Other Real Estate Equity

($ in thousands; as of September 30, 2017, unless otherwise noted)
Net Lease Real Estate Equity			Consolidated amount	CLNS OP share of consolidated amount
	Number of buildings	Rentable square feet (thousands)	NOI(1)	NOI(1)	% leased at end of period	Weighted average remaining lease term
U.S.:
Office	8	1,716	$5,638	$5,620	94.7%	3.8
Retail	10	468	1,496	1,496	100.0%	6.3
Industrial(2)	3	1,140	(112)	(112)	100.0%	11.8

Europe:
Office	29	1,478	5,523	5,523	100.0%	12.4

Total / W.A.	50	4,802	$12,545	$12,527	98.1%	8.6

Other Real Estate Equity			Consolidated amount	CLNS OP share of consolidated amount
	Number of buildings	Rentable square feet (thousands)	Undepreciated carrying value	Undepreciated carrying value	% leased at end of period	Weighted average remaining lease term
U.S.:
Office	14	1,479	$265,169	$230,127	77.9%	4.3
Multifamily	1	N/A	50,255	45,564	94.9%	N/A
Hotel	146	N/A	1,227,061	656,502	74.8%	N/A

Europe:
Industrial	38	2,795	167,930	75,543	100.0%	6.8
Office	37	973	154,201	71,123	74.1%	10.7
Mixed / Retail	264	8,483	1,188,046	350,593	70.5%	6.4

Total / W.A.	500	13,730	$3,052,662	$1,429,452	77.6%	6.6

Unconsolidated joint ventures (Net Lease & Other RE Equity)			513,290	479,156

Notes:

(1)	Excludes approximately $0.1 million of NOI related to an asset sold during the third quarter 2017.

(2)	All three Industrial buildings sold during the fourth quarter 2017.

Colony NorthStar, Inc. | Supplemental Financial Report	26

VIIb. Other Equity and Debt - Real Estate Debt

($ in thousands, except as noted; as of September 30, 2017, unless otherwise noted)
Portfolio Overview(1)
	Consolidated amount	CLNS OP share of consolidated amount
Non-PCI loans
Loans receivables held for investment, net	$2,668,851	$1,862,160
Loans receivables held for sale, net	—	—
Non-recourse investment-level financing (UPB)	864,268	792,315
Carrying value - equity method investments	352,719	144,276

PCI loans
Loans receivables held for investment, net	711,179	489,520
Non-recourse investment-level financing (UPB)	42,039	13,011
Carrying value - equity method investments	1,868	1,868

Other
Carrying value - real estate assets (REO)	46,425	18,325
Subscription line (UPB)	62,215	12,392

Total Portfolio
Loans receivables held for investment, net	3,380,030	2,351,680
Loans receivables held for sale, net	—	—
Carrying value - equity method investments	354,587	146,144
Carrying value - real estate assets (REO)	46,425	18,325
Non-recourse investment-level financing (UPB)	906,307	805,326
Subscription Line (UPB)	62,215	12,392
Total debt (UPB)	968,522	817,718

Notes:

(1)
Excludes $3 million consolidated and CLNS OP share carrying value of real estate debt investments held in a CDO securitization and $73 million consolidated or $51 million CLNS OP share carrying value of healthcare real estate development loans related to the Company’s healthcare real estate portfolio.

Colony NorthStar, Inc. | Supplemental Financial Report	27

VIIb. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended September 30, 2017, unless otherwise noted)
Loans receivable held for investment by loan type(1)
	Consolidated amount	CLNS OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI loans
Fixed rate
First mortgage loans	$726,361	$305,254	9.1%	3.3
Securitized mortgage loans	43,924	43,924	5.9%	16.1
Second mortgage loans / B-notes	227,228	132,353	9.3%	3.4
Mezzanine loans	431,933	236,868	9.0%	3.1
Corporate	46,350	46,350	11.2%	10.3
Total fixed rate non-PCI loans	1,475,796	764,749	9.0%	4.4

Variable rate
First mortgage loans	497,609	437,825	7.2%	1.2
Securitized mortgage loans	576,877	568,562	6.8%	3.1
Second mortgage loans / B-notes	90,650	68,790	11.8%	4.0
Mezzanine loans	34,258	26,930	10.1%	1.5
Total variable rate non-PCI loans	1,199,394	1,102,107	7.3%	2.4

Total non-PCI loans	2,675,190	1,866,856
Allowance for loan losses	(6,339)	(4,696)
Total non-PCI loans, net of allowance for loan losses	2,668,851	1,862,160

PCI loans
First mortgage loans	748,247	495,757
Securitized mortgage loans	966	966
Mezzanine loans	3,671	3,671
Total PCI loans	752,884	500,394
Allowance for loan losses	(41,705)	(10,874)
Total PCI loans, net of allowance for loan losses	711,179	489,520

Total loans receivable, net of allowance for loan losses	$3,380,030	$2,351,680

Notes:

(1)
Excludes $3 million consolidated and CLNS OP share carrying value of real estate debt investments held in a CDO securitization and $73 million consolidated or $51 million CLNS OP share carrying value of healthcare real estate development loans related to the Company’s healthcare real estate portfolio.

Colony NorthStar, Inc. | Supplemental Financial Report	28

VIIb. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended September 30, 2017, unless otherwise noted)
Loans receivable held for investment by collateral type(1)
	Consolidated amount	CLNS OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI Loans
Hospitality	$707,790	$416,764	8.7%	3.4
Retail	565,447	421,241	6.5%	1.2
Multifamily	452,986	416,509	6.2%	7.1
Office	435,974	335,859	9.0%	1.3
Other	239,514	115,042	9.6%	0.5
Land	157,468	78,734	12.5%	1.0
Residential	63,322	31,661	13.7%	0.3
Corporate	46,350	46,350	11.2%	10.3
Total non-PCI loans, net of allowance for loan losses	2,668,851	1,862,160	8.1%	3.2

PCI Loans
Office	304,717	284,434
Retail	109,854	66,914
Multifamily	107,190	36,479
Industrial	51,332	35,139
Hospitality	47,500	13,592
Land	38,983	31,181
Other	34,265	14,761
Residential	17,338	7,020
Total PCI loans, net of allowance for loan losses	711,179	489,520

Total loans receivable, net of allowance for loan losses	$3,380,030	$2,351,680

Notes:

(1)
Excludes $3 million consolidated and CLNS OP share carrying value of real estate debt investments held in a CDO securitization and $73 million consolidated or $51 million CLNS OP share carrying value of healthcare real estate development loans related to the Company’s healthcare real estate portfolio.

Colony NorthStar, Inc. | Supplemental Financial Report	29

VIIc. Other Equity and Debt - Special Situations

($ in thousands, except as noted and per share data; as of September 30, 2017, unless otherwise noted)	Consolidated amount	CLNS OP share of consolidated amount
NorthStar Realty Europe Corp. (NYSE: NRE)
CLNS OP interest in NRE as of November 3, 2017	8.9%	8.9%
NRE shares beneficially owned by OP and common stockholders	4.9 million	4.9 million
NRE share price as of November 3, 2017	$13.58	$13.58
Total market value of shares	67,061	67,061

Albertsons
Carrying value	89,261	44,649
Number of post-IPO shares in Albertsons pursuant to preliminary prospectus dated October 2, 2015		8.45 million
CLNS OP % ownership interest in post-IPO AB Acquisition LLC based on preliminary prospectus dated October 2, 2015		2.17%

Other GP Co-investments(1)
Carrying value	117,510	96,205

Notes:
During the third quarter 2017, the Company sold its entire interest in Colony American Finance.

(1)
Other GP co-investments represents: i) seed investments in certain registered investment companies sponsored by the Company, ii) investments in the general partnership of third party real estate operators primarily to seed investment commitments with their limited partners for which the Company will receive its share of earnings and incentive fees, or iii) general partnership capital in a fund or investment. These investments are accounted for as Investments in Unconsolidated Ventures or consolidated Securities Available for Sale.

Colony NorthStar, Inc. | Supplemental Financial Report	30

VIId. Other Equity and Debt - Real Estate PE Fund Interests

($ in thousands, except as noted; as of or for the three months ended September 30, 2017, unless otherwise noted)
Operating Results
Q3 2017 income (excluding a $11.8 million adjustment to basis in earnings of unconsolidated ventures)	$5,450
Return of capital	40,627
Total distributions	46,077
Contributions	2,059
Net	$44,018

Carrying value	$287,886
Weighted average remaining term as of September 30, 2017	1.0 yrs

Portfolio Overview(1)
Number of funds	96
Number of general partners	64
Underlying assets, at cost	$19,513,500
Implied leverage(2)	41%
Expected remaining future capital contributions(3)	$143

Investment by Types(1)(4)		Investment by Geography(1)(4)
Type	%	Location	%
Land	18%	West	20%
Multifamily	15%	Primarily Various U.S.	18%
Office	14%	Northeast	18%
Lodging	10%	Cash	10%
Other	10%	Southeast	9%
Cash	10%	Midwest	9%
Retail	7%	Mid-Atlantic	7%
Debt	5%	Asia	6%
Residential/Condo	5%	Europe	3%
Financial Services	4%
Healthcare	1%
Industrial	1%
Total	100%	Total	100%

Notes:

(1)	Amounts presented exclude an immaterial economic interest retained in a real estate private equity fund portfolio which NRF sold in the fourth quarter 2015.

(2)	Represents implied leverage for funds with investment-level financing, calculated as debt divided by assets at fair value.

(3)	Represents the estimated amount of expected future capital contributions to funds as of September 30, 2017.

(4)	Represents the underlying fund interests in PE Investments by investment type and geographic location based on NAV as of June 30, 2017.

Colony NorthStar, Inc. | Supplemental Financial Report	31

VIIe. Other Equity and Debt - CRE Securities

($ in thousands; as of September 30, 2017)
Portfolio Overview
Owned Bonds and Equity of Deconsolidated CDO's	Principal amount	Carrying Value
Total owned deconsolidated CDO bonds	$325,245	$90,105

Total owned deconsolidated CDO equity		17,160

Consolidated CDO's	Principal amount	Carrying Value
Total consolidated CDO investments	$647,653	$237,774
Total consolidated non-recourse CDO financing	280,238	189,878
Net book value - consolidated CDOs	$367,415	$47,896

CMBS	Principal amount	Carrying Value
	$96,968	$21,827

Income
Q3 2017 aggregate income (excluding $7.2 million of Other-Than-Temporary-Impairments)		$10,357

Colony NorthStar, Inc. | Supplemental Financial Report	32

VIIIa. Investment Management - Summary Metrics

($ in thousands, except as noted; as of September 30, 2017)
Overview
Segment	Q3 2017 Fee Revenue - CLNS OP Share
Institutional funds	$15,922
Retail companies(1)	25,179
NorthStar Realty Europe (NYSE:NRE)	3,770
Townsend	12,432
Pro rata corporate investments (earnings of investments in unconsolidated ventures)	4,305
Total Q3 2017 reported fee revenue and earnings of investments in unconsolidated ventures	$61,608
Operating Results
Revenues
Total fee revenue and earnings of investments in unconsolidated ventures	$61,608
Other income and commission income	5,099
Expenses
Investment, servicing and commission expenses	2,079
Depreciation and amortization	14,078
Impairment loss	8,830
Compensation expense	18,955
Administrative expenses	2,347
Total expenses	46,289
Other gain, net	50
Income tax benefit	9,654
Net income attributable to common interests in OP and common stockholders	30,122
Real estate depreciation and amortization	268
Impairment write-downs associated with depreciable real estate (within earnings of investments in unconsolidated ventures)	4,598
(Gain) loss from sales of depreciable real estate	120
Gains and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment	7,593
Equity-based compensation expense	2,453
Straight-line rent revenue and straight-line rent expense on ground leases	(41)
Unrealized fair value gains or losses and foreign currency remeasurements	176
Acquisition and merger-related transaction costs	2,397
Amortization and impairment of investment management intangibles	14,310
Non-real estate depreciation and amortization	210
Amortization of deferred financing costs and debt premiums and discounts	56
Tax (benefit) expense, net	(5,940)
Core FFO	$56,322
Notes:

(1)
Excludes fees from NorthStar Real Estate Capital Income Fund which is consolidated on Colony NorthStar's financial statements and such fees are eliminated in consolidation and represents Colony NorthStar's 50% share of fees from NorthStar/RXR NY Metro Real Estate.

Colony NorthStar, Inc. | Supplemental Financial Report	33

VIIIb. Investment Management – Assets Under Management

($ in millions, except as noted; as of September 30, 2017, unless otherwise noted)
Segment	Products	Description	AUM CLNS OP Share

Institutional Funds	• Credit ($4.0 billion) • Core plus / value-added ($1.3 billion) • Opportunistic ($2.0 billion) • Colony Industrial ($1.7 billion) • Other co-investment vehicles ($1.6 billion)	• 26 years of institutional investment management experience • Sponsorship of private equity funds and vehicles earning asset management fees and performance fees • More than 300 investor relationships • $10 billion of private equity capital raised since the beginning of 2008; $25 billion of private equity capital raised since inception(1)	$10,558
Retail Companies	• NorthStar Income I ($1.5 billion) • NorthStar Healthcare ($3.6 billion) • NorthStar Income II ($1.8 billion) • NorthStar/RXR NY Metro Real Estate • NorthStar Real Estate Capital Income Funds(2) • NorthStar/Townsend Institutional Real Estate Fund(3)	• Wholly-owned broker-dealer subsidiary engaged as dealer-manager and/or wholesale marketing agent for retail product offerings • Over $4 billion of capital raised to date with over $5 billion of current effective products • Manage public non-traded vehicles earning asset management, performance, acquisition and/or disposition fees	7,012
Public Company	• NorthStar Realty Europe Corp.	• Manage NYSE-listed European equity REIT • Earns base management fee with potential for incentive fees	2,113
Townsend	• Segregated Mandates • Commingled Funds • Advisory Services	• 84% investment in The Townsend Group • Manage custom portfolios and fund-of-funds primary invested in direct real estate funds • Source co-investments and joint ventures alongside GPs • Fees comprised of recurring investment management fees, recurring advisory fees, and performance fees	14,784
Pro Rata Corporate Investments	• RXR Realty • American Healthcare Investors • Steelwave • Hamburg Trust	• CLNS recognizes at-share earnings from underlying pro rata corporate investments • 27% investment in RXR Realty, a real estate owner, developer and investment management company with $16 billion of AUM • 43% investment in American Healthcare Investors, a healthcare investment management firm and sponsor of non-traded vehicles with $2.9 billion of AUM	7,257
Total			$41,724

Notes:

(1)	Capital raised includes amounts raised by Colony Capital, LLC since its inception in 1991.

(2)	NorthStar Real Estate Capital Income Funds represents a master/feeder structure and pools investor capital raised through three feeder funds.

(3)	NorthStar/Townsend Institutional Real Estate Fund Inc. filed an amended registration statement on Form N-2 to the SEC in May 2017, which as of November 3, 2017, is not yet effective.

Colony NorthStar, Inc. | Supplemental Financial Report	34

VIIIc. Investment Management - Retail Companies

($ in thousands, except as noted; as of September 30, 2017, unless otherwise noted)
	NorthStar Income	NorthStar Healthcare	NorthStar Income II	NorthStar/RXR NY Metro Real Estate(1)	NorthStar Real Estate Capital Income Fund	Total

Capital Raising Status	Completed July 2013	Completed January 2016	Completed November 2016	Active	Active
Primary Strategy	CRE Debt	Healthcare Equity and Debt	CRE Debt	NY Metro Area CRE Equity and Debt	CRE Debt
Offering Size	$1.2 billion(2)	$2.1 billion(2)	$1.65 billion(2)	$2.0 billion(2)	$3.2 billion(2)	$10.15 billion

Capital Raised(3)
During Q3 2017	$8,699	$16,917	$8,823	$4,790	$8,639	$47,868
Year-to-date through 11-3-17	26,832	61,729	26,378	24,947	22,561	162,447
Inception to 11-3-17	1,310,543	1,930,871	1,165,841	35,458	22,794	4,465,507

Investments(4)
During Q3 2017	30,720	217,720	60,000	12,000	9,500	329,940
As of 9-30-17	1,541,466	3,622,296	1,789,034	32,531	26,241	7,011,568
Cash as of 9-30-17	163,087	27,395	85,724	4,487	984	281,677

Fees earned during Q3 2017
Asset management fees	4,355	8,733	5,427	71	38	18,624
Acquisition fees	—	4,633	600	—	—	5,233
Disposition fees	567	—	828	—	—	1,395
Total fees	$4,922	$13,366	$6,855	$71	$38	$25,252

Notes:

(1)	Fees earned are split 50/50 with partner.

(2)	Represents dollar amounts of shares registered to offer pursuant to each company's public offering, distribution reinvestment plan, and follow-on public offering.

(3)	Includes amounts contributed by CLNS.

(4)
Based on cost for real estate equity investments, which includes net purchase price allocation related to intangibles, deferred costs and other assets, if any, committed principal amount for real estate debt and securities and carrying value plus deferred acquisition prices for limited partnership interests in private equity funds.

Colony NorthStar, Inc. | Supplemental Financial Report	35

APPENDICES

Colony NorthStar, Inc. | Supplemental Financial Report	36

IXa. Appendices - Definitions

Assets Under Management (“AUM”)
Refers to assets which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. AUM is generally based on reported gross undepreciated carrying value of managed investments as reported by each underlying vehicle at September 30, 2017, while retail companies and NorthStar Realty Europe are presented as of November 3, 2017. AUM further includes a) uncalled capital commitments and b) for corporate investments in affiliates with asset and investment management functions, includes the Company’s pro-rata share assets of each affiliate as presented and calculated by the affiliate. Affiliates include RXR Realty LLC, SteelWave, LLC, American Healthcare Investors and Hamburg Trust. The Company's calculations of AUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

NOI: Net Operating Income. NOI for healthcare and industrial segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

EBITDA: Earnings before Interest, Income Taxes, Depreciation and Amortization. EBITDA for the hospitality segment represents net income from continuing operations of that segment excluding the impact of interest expense, income tax expense or benefit, and depreciation and amortization.

ADR: Average Daily Rate

RevPAR: Revenue per Available Room

UPB: Unpaid Principal Balance

PCI: Purchased Credit-Impaired

Colony NorthStar, Inc. | Supplemental Financial Report	37

IXb. Appendices - Reconciliation of Net Income (Loss) to NOI/EBITDA

($ in thousands; for the three months ended September 30, 2017)
NOI and EBITDA Determined as Follows	Healthcare	Industrial	Hospitality	Other Equity and Debt—Net Lease Properties
Total revenues	$157,732	$63,410	$221,987	$16,200
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(6,513)	(2,011)	(3)	(272)
Interest income	—	(165)	—	—
Property operating expenses(1)	(73,217)	(16,620)	(143,042)	(3,313)
Compensation expense(1)	—	(336)	—	—
NOI or EBITDA(2)	$78,002	$44,278	$78,942	$12,615

Reconciliation of Net Income (Loss) from Continuing Operations to NOI/EBITDA
	Healthcare	Industrial	Hospitality
Net income (loss) from continuing operations	$(22,318)	$5,775	$4,169
Adjustments:
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(6,513)	(2,011)	(3)
Interest income	—	(165)	—
Interest expense	48,586	8,803	35,351
Transaction, investment and servicing costs	4,631	7	1,784
Depreciation and amortization	44,646	29,010	34,549
Provision for loan loss	1,588	—	—
Impairment loss	8,250	44	—
Compensation and administrative expense	1,511	2,833	1,681
Other (gain) loss, net	(1,971)	—	149
Earnings from investments in unconsolidated ventures	—	(34)	—
Income tax (benefit) expense	(408)	16	1,262
NOI or EBITDA	$78,002	$44,278	$78,942

Notes:

(1)
For healthcare and hospitality, property operating expenses includes property management fees paid to third parties. For industrial, there are direct costs of managing the portfolio which are included in compensation expense.

(2)	For other equity and debt - net lease properties, NOI includes approximately $0.1 million related to an asset sold during the third quarter 2017.

Colony NorthStar, Inc. | Supplemental Financial Report	38

IXb. Appendices - Reconciliation of Net Income (Loss) to NOI/EBITDA (cont’d)

($ in thousands; for the three months ended September 30, 2017)
Reconciliation of Net Income from Continuing Operations of Other Equity and Debt Segment to NOI of Net Lease Real Estate Equity
Other Equity and Debt
Net income from continuing operations	$145,077
Adjustments:
Property operating income of other real estate equity	(156,685)
Straight-line rent revenue and amortization of above- and below-market lease intangibles for net lease real estate equity	(218)
Interest income	(104,341)
Fee and other income	(2,726)
Property operating expense of other real estate equity	95,760
Interest expense	46,333
Transaction, investment and servicing costs	11,585
Depreciation and amortization	38,579
Provision for loan loss	3,528
Impairment loss	6,718
Compensation and administrative expense	5,627
Gain on sale of real estate assets	(72,541)
Other loss, net	8,008
Earnings of investments in unconsolidated ventures	(13,071)
Income tax expense	982
NOI of net lease real estate equity	$12,615
Less: asset sold during the third quarter 2017	(70)
NOI of net lease real estate equity, excluding assets sold during the third quarter 2017	$12,545

Colony NorthStar, Inc. | Supplemental Financial Report	39